Exhibit 23.3

[W.D. VON GONTEN & CO. LETTERHEAD]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm and to the use of or reference to our report effective December 31, 2012 in the EPL Oil & Gas, Inc. Annual Report on Form 10-K for the year ended December 31, 2012 and to the incorporation by reference in the registration statements on Form S-3, as amended, (File No. 333-173076), Form S-4 (File No. 333-175567) and Form S-8 (File No. 333-175569) of EPL Oil & Gas, Inc.

/s/ W.D.VonGonten&Co.

  W.D.VonGonten&Co.

  Petroleum Engineering

Houston,  Texas

March 6, 2013